UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2024
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LKQ CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously scheduled March 4, 2024 meeting of the Board of Directors (the “Board”) of LKQ Corporation (the “Company”), Joseph M. Holsten informed the Company of his intention to retire from his position as a member of the Board and to not stand for re-election at the Company’s 2024 annual meeting of stockholders, which is expected to take place on May 7, 2024 (the “Annual Meeting”). Mr. Holsten will continue to serve as a member of the Board and on the Board’s Regulatory Advisory Committee until the Annual Meeting. In recognition of Mr. Holsten’s service to the Company and in order to continue to benefit from his counsel, the Board has designated Mr. Holsten as a Board observer, effective immediately following his retirement. As a Board observer, Mr. Holsten will not be a voting member of the Board and will not have fiduciary responsibilities associated with being a member of the Board; however, Mr. Holsten may attend Board and committee meetings in an advisory capacity. The decision of Mr. Holsten to retire and to not stand for re-election was not due to any disagreement with the Company regarding any matter related to its operations, policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 8, 2024

LKQ CORPORATION

By:	/s/ Matthew J. McKay
Matthew J. McKay
Senior Vice President, General Counsel and Corporate Secretary